XZERES CORP.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of October 22, 2012, between XZERES Corp., a Nevada corporation (the “Company”), and the undersigned (the “Subscriber”).

WITNESSETH:

WHEREAS, the Company is offering for sale (the “Offering”) 1,904,762 units (the “Units”) at a purchase price of $1.05 per Unit. Each Unit consists of one (1) share of Series A Convertible Preferred Stock (the “Shares”), and a warrant (the “Warrant”) to purchase 1.5 shares of Company’s common stock, par value $.01 per share (the “Common Stock”) at an exercise price of $0.385 per share at any time prior to the expiration of five (5) years from the First Closing Date (as defined below). A Warrant Agreement and Form of Warrant is attached hereto as Exhibit A and is incorporated herein by this reference. Hereinafter, the Warrants, the Shares and the shares of Common Stock issuable upon conversion of the Shares and upon exercise of the Warrants are collectively referred to as the “Securities” and the documents evidencing same are herein referred to as the “Documents”.

WHEREAS, the Shares will have a stated face value of $1.05 per share. Each Share may initially be converted into three (3) shares of Common Stock by the holder thereof.

WHEREAS, the Units will only be sold pursuant to the this Agreement and only to “accredited investors” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Company is a publicly reporting company, required to file periodic reports with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company is current in its reporting obligations and public filings (the “Filings”) thereunder.

WHEREAS, the Subscriber desires to purchase and the Company desires to sell that amount of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY THE SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber subscribes for and agrees to purchase from the Company, and the Company agrees to sell to the Subscriber, the amount of Units set forth on the signature page hereof.

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1.2 The Subscriber recognizes that the purchase of the Units involves a high degree of risk including, but not limited to, the following: (a) the Company has a limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; and (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends. Without limiting the generality of the representations set forth in Section 1.5 below, the Subscriber represents that the Subscriber has carefully reviewed the Company’s Filings, including but not limited to those sections captioned “Risk Factors.”

1.3 The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and that the Subscriber is able to bear the economic risk of an investment in the Units.

1.4 The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Units to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

1.5 The Subscriber hereby acknowledges it has received, carefully reviewed and understands this Agreement, the form of Warrant, the Company’s Filings, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”), and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

1.6 (a) In making the decision to invest in the Units, the Subscriber has relied solely upon the information provided by the Company in the Offering Materials. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Units other than the Offering Materials.

(b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Units by the Company (or an authorized agent or representative thereof) and (ii) no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

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1.7 The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

1.8 The Subscriber hereby acknowledges that the Offering has not been reviewed by the SEC nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder. The Subscriber understands that none of the Units have been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Units unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.9 The Subscriber understands that none of the Units have been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention. In connection therewith, the Subscriber hereby represents that the Subscriber is purchasing the Units for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Units.

1.10 The Subscriber understands that even if the Units are publicly traded and an active market develops for the Units, unless a registration statement is in effect, Rule 144 promulgated under the Securities Act (“Rule 144”) requires for non-affiliates, among other conditions, a six-month holding period, prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) after the offering is completed and upon request by the series A holders.

1.11 The Subscriber consents to the initial placement of a legend on any certificate or other document evidencing the Units that such Units have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNTIL REGISTERED UNDER SUCH ACT OR UNLESS OTHERWISE IN COMPLIANCE WITH SUCH ACT.”

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1.12 The Subscriber understands that the Company will review this Agreement and is hereby given authority by the Subscriber to call Subscriber’s bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company, at its sole discretion, reserves the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any subscription, and to close the Offering to the Subscriber at any time.

1.13 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal business address.

1.14 The Subscriber represents that the Subscriber has full right, power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Units. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.15 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.16 The Subscriber acknowledges that at such time, if ever, as the Securities are registered for resale under the Federal securities laws, sales of the Securities will be subject to state securities laws.

1.17 (a) The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b) The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law; provided, that the Company may use the name of the Subscriber for any offering or in any registration statement filed in which the Subscriber’s Securities are included.

1.18 The Subscriber understands that the Units are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company and the principals and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the applicability of such exemptions and the undersigned’s suitability to acquire the Units.

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II	CLOSING DATES; DELIVERY

2.1 Closing Date. The purchase and sale of the Units hereunder shall take place in one or more closings (the “Closings,” or, each, respectively, the “Closing”), each of which shall be held at the offices of Telles, Walker & Kochenderfer, LLP, 1350 Treat Blvd., Suite 400, Walnut Creek, California at 2:00 p.m., local time, on the date of the Closing. The first Closing (the “First Closing”) shall be conducted on October 22, 2012 provided that the Company receives subscriptions for at least 1,428,571 Units. The Company and the Subscriber, may, at the Subscriber’s option, conduct a second closing for up to an additional 238,091 Units (the “Second Closing”), to occur no later than 30 days after the First Closing.

2.2 Delivery. At each Closing, the Company will deliver to each Subscriber a certificate or certificates, registered in such Subscriber’s name set forth on the Schedule of Subscribers, representing the number of Shares and Warrants designated in column 2 of the Schedule of Subscribers to be purchased by such Subscriber, against payment of the purchase price therefor, by certified check payable to the Company or by wire transfer per the Company’s instructions below.

Wells Fargo Bank, N.A.

ABA #121000248 SWIFT# WFBIUS6S

Further credit to: XZERES Corp.

Account # 8838022815

III.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

3.1 Financial Matters.

(a) The Company has provided (via its SEC filings) to the Subscriber the audited consolidated financial statements (including balance sheets, statements of income and statements of cash flows) of the Company as at February 28, 2009 and 2010 and 2011 and 2012, and for the Fiscal Years then ended, as well as the unaudited consolidated financial statements (including balance sheets, statements of income and statements of cash flows) of the Company as at May 31, 2012 and August 31, 2012 and for the Fiscal Quarters then ended (collectively, the “Financial Statements”).

(b) The Financial Statements (i) have been prepared in accordance with generally accepted accounting principles (“GAAP”) and Regulation S-X promulgated under the Securities Act on a consistent basis for all periods (subject, in the case of unaudited statements, to the absence of full footnote disclosures, and to normal non-material audit adjustments), (ii) are complete and correct in all material respects, (iii) fairly present the consolidated financial condition of the Company and its Subsidiaries as of said dates, and the results of their operations for the periods stated, (iv) contain and reflect all necessary adjustments and accruals, as applicable, for a fair presentation of the Company’s and its Subsidiaries’ consolidated financial condition and results of operations as of the dates of and for the periods covered by such Financial Statements, and (v) make full and adequate provision, subject to and in accordance with GAAP, for the various assets and liabilities (including, without limitation, deferred revenues) of the Company, fixed or contingent, and the results of their operations and transactions in their accounts, as of the dates and for the periods referred to therein.

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(c) Except as set forth in the Financial Statements on file with the SEC, neither the Company nor any of its Subsidiaries have any liabilities, obligations or commitments of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise (collectively “Liabilities and Contingencies”), including, without limitation, Liabilities and Contingencies under employment agreements and with respect to any “earn-outs”, stock appreciation rights, or related compensation obligations, except: (i) Liabilities and Contingencies disclosed in the Financial Statements or footnotes thereto, (ii) Liabilities and Contingencies incurred in the ordinary course of business and consistent with past practice since the date of the most recent Financial Statements, or (iii) those Liabilities and Contingencies which are not required to be disclosed under GAAP. The reserves, if any, reflected on the balance sheet included in the most recent Financial Statements are appropriate and reasonable. Neither the Company nor any of its Subsidiaries have any Indebtedness for money borrowed, outstanding obligations for the purchase price of property, contingent obligations or liabilities for taxes, or any material or unusual forward or long-term commitments, except as specifically set forth in the Financial Statements.

(d) Since the date of the most recent Financial Statements and any subsequent 8K disclosures, there has been no material adverse change in the working capital, condition (financial or otherwise), assets, liabilities, reserves, business, management, operations or prospects of the Company or any of its Subsidiaries, including, without limitation, the following:

(i) there has been no material change in any assumptions underlying, or in any methods of calculating, any bad debt, contingency or other reserve relating to the Company or any Subsidiary;

(ii) there have been (A) no material write-downs in the value of any inventory of, and there have been no write-offs as uncollectible of any notes, accounts receivable or other receivables of, the Company or any Subsidiary other than write-offs of accounts receivable reserved in full as of the date of the most recent financial statements delivered to the Investor, and (B) no reserves established for the uncollectibility of any notes, Accounts or other receivables of the Company or any Subsidiary;

(iii) no debts which, individually or in the aggregate, are material to the Company and its Subsidiaries (taken as a whole) have been cancelled, no claims or rights of substantial value have been waived and no properties or assets (real, personal or mixed, tangible or intangible) have been sold, transferred, or otherwise disposed of by the Company or any Subsidiary except in the ordinary course of business and consistent with past practice;

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(iv) there has been no change in any method of accounting or accounting practice utilized by the Company or any Subsidiary;

(v) no material casualty, loss or damage has been suffered by the Company or any Subsidiary, regardless of whether such casualty, loss or damage is or was covered by insurance;

(vi) Any announced changes in the policies or practices of any customer, supplier or referral source of the Company or any Subsidiary which the Company or such Subsidiary has received written notice of and which would reasonably be expected to have a direct and/or indirect (A) material adverse effect on the legality, validity or enforceability of any of the Securities and/or this Subscription Agreement, (B) material adverse effect on the results of operations, assets, business or financial condition of the Company, or (C) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Offering Materials (any of (A), (B) or (C), a “Material Adverse Effect”);

(vii) Any incurrence of (A) any liability or obligation outside of the ordinary course of business which, individually or in the aggregate, is or will be material to the consolidated financial condition of the Company and its Subsidiaries, or (B) any Indebtedness other than Permitted Indebtedness;

(viii) Any declaration, setting aside or payment of any dividend or distribution or any other payment of any kind by the Company to or in respect of any equity securities of the Company; and

(ix) No action described in this Section 3.1(d) has been agreed to be taken by the Company or any Subsidiary.

(e) The Company and its Subsidiaries have in place adequate systems of internal controls and disclosure controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company and its management are able to obtain timely and accurate information regarding the business operations and all material transactions relating to the Company and the Subsidiaries; and no material deficiency exists with respect to the Company’s or any Subsidiary’s systems of internal controls.

(f) All of the SEC Reports (as amended), as of the respective dates thereof, complied in all material respects, as applicable, with the Securities Act and the Exchange Act.

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3.2 Organization; Corporate Existence.

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) has all requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, (iii) is qualified to do business as a foreign corporation in each jurisdiction in which the failure of the Company to be so qualified would have a Material Adverse Effect, and (iv) has all requisite corporate power and authority to execute and deliver, and perform all of its obligations under, the Documents. True and complete copies of the Certificate of Incorporation, By-Laws or other organization documents or charter documents, (“Organic Documents”) together with all amendments thereto to the date hereof, have been furnished to the Subscriber.

(b) On the date of this Agreement, the outstanding capital stock of the Company, the number and amount of all outstanding options, warrants, convertible securities, subscriptions and other rights to acquire capital stock of the Company, and the number of shares reserved or to be reserved under outstanding, authorized or proposed option plans or the like, have been provided. All of such outstanding capital stock is validly issued, fully paid and nonassessable.

(c) Each of the Subsidiaries (A) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (B) has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, and to execute and deliver, and perform all of its obligations under, the loan documents to which it is a party, and (C) is not required to be qualified to do business as a foreign entity in any jurisdiction in which it is not so qualified and the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

3.3 Authorization.

(a) The execution, delivery and performance by the Company of its obligations under the Documents have been duly authorized by all requisite corporate and other action and will not, either prior to or as a result of the consummation of the transactions contemplated by this Agreement: (i) violate any provision of law, any order of any court or other agency of government, any provision of the Organic Documents of the Company or any Subsidiary, or any contract, indenture, agreement or other instrument to which the Company or any of the Subsidiaries is a party, or by which the Company or any of the Subsidiaries or any of its assets or properties are bound, or (ii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of the Company or any of the Subsidiaries pursuant to, any such contract, indenture, agreement or other instrument.

(b) This Agreement and the other Documents have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company and such Subsidiaries in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity.

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(c) Except for compliance with applicable federal or state securities laws, as applicable, neither the Company nor any of the Subsidiaries is required to obtain any government approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or as a condition to the execution, delivery or performance of any of the Documents.

(d) Without limitation of Sections 3.03(a) through 3.03(c) above, the issuance of the Shares and the Warrants has been authorized by all requisite corporate action of the Company, and such issuance does not conflict with any shareholders’ agreement, preemptive rights, limitation under or requirement of Organic Documents, or other agreement or commitment of the Company. Upon conversion of the Shares (in whole or in part) from time to time in accordance therewith, the shares of Common Stock issuable upon such conversion will be validly issued, fully paid and nonassessable; and upon exercise of the Warrants in accordance with the terms thereof, the Warrant Shares (as such term is defined in the Warrants) will be validly issued, fully paid and nonassessable.

3.4 Litigation. Except as disclosed in the Company’s Financial Statements, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries or any of their respective assets, which, if adversely determined, would have a Material Adverse Effect. The Company has no knowledge of any state of facts, events, conditions or circumstances which are reasonably likely to give rise to, or would properly constitute grounds for or the basis of, any suit, action, arbitration, proceeding or investigation (including, without limitation, any unfair labor practice charges, interference with union organizing activities, or other labor or employment claims) against or with respect to the Company or any Subsidiary.

3.5 Material Contracts. Except as disclosed in the Company’s Financial Statements, neither the Company nor any of the Subsidiaries is (a) a party to any contract, agreement or instrument or subject to any charter or other corporate or organizational restriction which has had or could reasonably be expected to have a Material Adverse Effect, (b) subject to any liability or obligation under or relating to any collective bargaining agreement, or (c) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contract, agreement or instrument to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, would have or could reasonably be expected to have a Material Adverse Effect.

3.6 Title to Properties. Except as set forth in the Company’s Financial Statements, the Company and each of the Subsidiaries has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, encumbrances or other liens of any kind, except for restrictions on the nature of use thereof imposed by law, and none of which materially interfere with the use and enjoyment of such properties and assets in the normal course of the business operations of the company as presently conducted, or materially impair the value of such properties and assets for the purpose of such business.

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3.7 Real Property. Neither the Company nor any Subsidiary owns any real property. The Company has a valid lessee’s interest in each leased real property currently leased or occupied by the Company and neither the Company nor, to the Company’s knowledge, any other party thereto, is in material breach or violation of any requirements of any such lease. All real properties currently owned or occupied by the Company or any Subsidiary are in good condition (reasonable wear and tear excepted) and are adequate for the current and proposed businesses of the Company and its Subsidiaries. To the Company’s knowledge, its use of the real properties in the normal conduct of its business operations does not violate any applicable building, zoning or other law, ordinance or regulation affecting such real properties, and no covenants, easements, rights-of-way or other such conditions of record materially impair the Company’s use of the real properties in the normal conduct of its business operations.

3.8 Machinery and Equipment. The machinery and equipment owned and/or used by the Company and the Subsidiaries is, as to each individual material item of machinery and equipment, and in the aggregate as to all such equipment, in good and usable condition and in a state of good maintenance and repair (reasonable wear and tear excepted), and adequate for its use in its business operations.

3.9 Capitalization. Except as set forth in the Company’s Financial Statements and for new Subsidiaries which may hereafter be formed or acquired in compliance with this Agreement, the Company does not, directly or indirectly, own any capital stock of or any form of equity interest in any other Person. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 26,810,387 are issued and outstanding as of the First Closing Date and 5,000,000 shares of Preferred Stock, of which 1,904,762 shares have been designated “Series A Convertible Preferred Stock,” none of which are issued and outstanding as of the First Closing Date. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonasssessable. The Company has reserved for issuance (a) 5,714,286 shares of Common Stock upon conversion of the Shares and (b) 2,857,143 shares of Common Stock upon exercise of the Warrants. As of the First Closing Date, except for (i) options to acquire 2,475,000 shares of Common Stock and (ii) warrants to acquire 9,736,967 shares of Common Stock, there are no options, rights, warrants or securities outstanding which give the holder thereof the right to acquire Common Stock or any security which is convertible into Common Stock. The Shares shall have the rights, preferences, privileges and restrictions set forth in the Amendment to Articles of Incorporation, dated as of October 16, 2012.

3.10 Solvency. The Company is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency law, or the liquidation of all or any substantial portion of its assets or property; the Company has no knowledge of any Person contemplating the filing of any such petition against the Company; and the Company reasonably anticipates that it will be able to pay its debts as they mature.

3.11 No Investment Company. The Company is not an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

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3.12 Taxes.

(a) All material federal, state, local and foreign tax returns and tax reports required to be filed by the Company and/or any Subsidiary have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of such tax returns, tax reports and other filings are correct and complete in all material respects. All federal, state, local and foreign income, franchise, sales, use, property, excise, ad valorem, value-added, payroll and other taxes (including interest, penalties and additions to tax and including estimated tax installments where required to be filed and paid) due from or with respect to the Company and the Subsidiaries have been fully paid, and appropriate accruals have been made on the Company’s books for taxes not yet due and payable. All taxes and other assessments and levies which the Company and/or any Subsidiary is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable. There are no outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of the Company or any Subsidiary, and no outstanding tax liens.

(b) The Company has no knowledge and has not received notice of any pending audit with respect to any federal, state, local or foreign tax returns of the Company or any Subsidiary, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of the Company or any Subsidiary.

3.13 ERISA. Neither the Company nor any Subsidiary of the Company maintains or has any obligation to make any contributions to any pension, profit sharing or other similar plan providing for deferred compensation to any employee. With respect to any such plan(s) as may now exist or may hereafter be established by the Company or any Subsidiary of the Company, and which constitutes an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA, (a) the Company or the subject Subsidiary has paid and shall cause to be paid when due all amounts necessary to fund such plan(s) in accordance with its terms, (b) except for normal premiums payable by the Company to the Pension Benefit Guaranty Corporation (“PBGC”), the Company or the subject Subsidiary has not taken and shall not take any action which could result in any liability to the PBGC, or any of its successors or assigns, (c) the present value of all accrued benefits thereunder shall not at any time exceed the value of the assets of such plan(s) allocable to such accrued benefits, (d) there have not been and there shall not be any transactions such as would cause the imposition of any tax or penalty under Section 4975 of the Code or under Section 502 of ERISA, which would adversely affect the funded benefits attributable to the Company or the subject Subsidiary, (e) there has not been and there shall not be any termination or partial termination thereof (other than a partial termination resulting solely from a reduction in the number of employees of the Company or an Subsidiary of the Company, which reduction is not anticipated by the Company), and there has not been and there shall not be any “reportable event” (as such term is defined in Section 4043(b) of ERISA) on or after the effective date of Section 4043(b) of ERISA with respect to any such plan(s) subject to Title IV of ERISA, (f) no “accumulated funding deficiency” (as defined in Section 412 of the Code) has been or shall be incurred on or after the effective date of Section 412 of the Code, (g) such plan(s) have been and shall be determined to be “qualified” within the meaning of Section 401(a) of the Code, and have been and shall be duly administered in compliance with ERISA and the Code, and (h) the Company is not aware of any fact, event, condition or cause which might adversely affect the qualified status thereof. As respects any “multi-employer plan” (as such term is defined in Section 3(37) of ERISA) to which the Company or any Subsidiary thereof has heretofore been, is now, or may hereafter be required to make contributions, the Company or such Subsidiary has made and shall make all required contributions thereto, and there has not been and shall not be any “complete withdrawal” or “partial withdrawal” (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on the part of the Company or such Subsidiary. Neither the Company nor any of its Subsidiaries is or has at any time been an employer (for purposes of Sections 38 to 51 of the Pensions Act 2004 under English law) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993 under English law), or “connected” with an “associate” of such an employer (as those terms are used in Sections 39 and 43 of the Pensions Act 2004 under English law).

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3.14 Intellectual Property.

(a) To the knowledge of the Company, the Company and the Subsidiaries own or have the valid right to use all Intellectual Property used, marketed and/or sold in its business operations, and the Company and the Subsidiaries are in compliance in all material respects with all licenses, user agreements and other such agreements regarding the use of intellectual property used in its business operations; and the Company has no knowledge of or received written notice claiming that any such intellectual property infringes upon or violates the rights of any other Person.

(b) The Company or one of its Subsidiaries holds, good, valid and indefeasible title to all owned trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its respective businesses as now and as disclosed to be conducted intellectual property (“Intellectual Property”), free and clear of any liens or encumbrances of any kind, except for: (i) any lien for current taxes not yet due and payable, and (ii) liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company and its Subsidiaries.

(c) To the knowledge of the Company, the Company and its Subsidiaries have a valid right to use, license, and otherwise exploit all licensed Intellectual Property, and any rights thereunder will not be affected by the Company and its Subsidiaries entering into this Agreement. Neither the Company nor any of its Subsidiaries is under any obligation to pay royalties or other payments in connection with any license, sublicense, or other agreement, nor restricted from assigning its right under any sublicense or agreement respecting the licensed Intellectual Property, nor will the Company or any of its Subsidiaries otherwise be, as a result of the execution and delivery of this Agreement, , in breach of any license, sublicense or other agreement relating to the licensed Intellectual Property.

(d) To the knowledge of the Company, the Company’s and each Subsidiary’s rights in all of the owned Intellectual Property are valid, subsisting, and enforceable. None of the owned Intellectual Property or any registrations therefor have been cancelled or adjudicated invalid or unenforceable, or are subject to any outstanding order, judgment, or decree restricting its use or adversely affecting or reflecting the Company’s or any of its Subsidiaries’ rights thereto. To the knowledge of the Company, all owned Intellectual Property that is the subject of a registration or pending application is valid, subsisting, unexpired, and in proper form, and all renewal fees and other maintenance fees that have fallen due on or prior to the date hereof have been paid. Either the Company or its applicable Subsidiary has timely made all filings and payments with the appropriate intellectual property offices required to maintain in subsistence all owned Intellectual Property. All documentation necessary to confirm and effect the Company’s and its Subsidiaries’ ownership of and rights in any owned Intellectual Property that is the subject of a registration or pending application acquired by the Company or any of its Subsidiaries from third parties has been filed in the United States Patent and Trademark Office and the United States Copyright Office, and any and all other relevant intellectual property offices and agencies in other jurisdictions. Except for any pending application by the Company or a Subsidiary, no owned Intellectual Property is the subject of any legal or governmental proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.

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(e) The consummation of the transactions contemplated hereby will not materially alter or impair any owned Intellectual Property. To the knowledge of the Company, no owned Intellectual Property has been used, divulged, disclosed or appropriated to the detriment of the Company or any of its Subsidiaries for the benefit of any third party; and, to the knowledge of the Company, no employee or agent of the Company or any of its Subsidiaries has misappropriated any material trade secrets or other material confidential information of any third party in the course of the performance of his or her duties as an employee of the Company or any of its Subsidiaries. To the knowledge of the Company, (i) none of the owned Intellectual Property infringes on any Intellectual Property owned or used by any other Person; (ii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company or any of its Subsidiaries is infringing, misappropriating, or making any unlawful use of any Intellectual Property owned by any other Person, and the Company and its Subsidiaries have all rights and licenses reasonably necessary in order to make, have made, use or sell such products, (iii) no other Person is infringing, misappropriating or making any unlawful use of, and no Intellectual Property owned or used by any other Person infringes on any owned Intellectual Property, and (iv) there is no claim, suit, action or proceeding pending or threatened or asserted against the Company or any of its Subsidiaries: (A) alleging any conflict or infringement by the Company or any of its Subsidiaries of any other Person’s intellectual property or proprietary rights; or (B) challenging the Company’s or any of its Subsidiaries’ ownership or use of, or the validity or enforceability of, any of the owned Intellectual Property or the Licensed Intellectual Property.

3.15 Compliance with Laws. The Company and the Subsidiaries are in compliance with all occupational safety, health, wage and hour, employment discrimination, environmental, flammability, labeling and other laws, which are material to their business operations, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has any knowledge of any state or facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation of any law, or which may give rise to the assertion of any such violation, which in either case could have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of default or violation, nor is the Company or any Subsidiary in default or violation, with respect to any law. Neither the Company nor any Subsidiary has received written notice of or been charged with, or is, to the Company’s knowledge, under investigation with respect to, any violation of any provision of any law, which violation would have a Material Adverse Effect.

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3.16 Licenses and Permits. The Company and each Subsidiary has all federal, state and local licenses and permits required to be maintained in connection with and material to the business operations, and all such licenses and permits are valid and in full force and effect. The Company and each Subsidiary has complied with the requirements of such licenses and permits in all material respects, and has received no notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. There is no circumstance or condition known to the Company that would cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

3.17 Insurance. The Company maintains appropriate insurance for the business. The Company has not received written notice of cancellation or intent not to renew any of such policies, and there has not occurred, and there does not exist, any condition (other than general industry-wide conditions) such as would cause any of such insurers to cancel any of such insurance coverages, or would be reasonably likely to materially increase the premiums charged to the Company for coverages consistent with the scope and amounts of coverages as in effect on the date hereof.

3.18 Environmental Laws.

(a) The Company and each Subsidiary has complied in all material respects with all Environmental Laws relating to its business and properties, and to the knowledge of the Company there exist no Hazardous Substances in amounts in violation of applicable Environmental Laws or underground storage tanks on any of the real properties the existence of which would have a Material Adverse Effect, except those that are stored and used in compliance with laws.

(b) Neither the Company nor any Subsidiary has received written notice of any pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of the Company or any Subsidiary, (ii) asserts or alleges that the Company or any Subsidiary is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances or materials, or (iii) asserts or alleges that the Company or any Subsidiary is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Company or any Subsidiary. To the Company’s knowledge, neither the Company nor any Subsidiary is subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws. To the Company’s knowledge, neither the Company nor any Subsidiary has been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws. Neither the Company nor any Subsidiary is a participant in, nor does the Company have knowledge of, any governmental investigation involving any of the Real Properties.

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(c) To the Company’s knowledge, neither the Company, any Subsidiary nor any other Person has caused or permitted any Hazardous Substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at any of the Real Properties in violation of applicable Environmental Laws, which materials, if known to be present, would reasonably be expected to require or authorize cleanup, removal or other remedial action under any applicable Environmental Laws.

(d) As used in this Section 3.18, the following terms have the following meanings:

“Environmental Laws” include all federal, state, local and foreign laws, rules, regulations, ordinances, permits, orders, and consent decrees agreed to by the Company or any Subsidiary, relating to health, safety, and environmental matters applicable to the business and property of the Company or any Subsidiary. Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., as amended; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. §2601 et seq., as amended; and the Clean Water Act, 33 U.S.C. §1331 et seq., as amended.

“Hazardous Substances”, “Release”, “Respond” and “Response” shall have the meanings assigned to them in CERCLA, 42 U.S.C. §9601, as amended.

“Notice” means any actual summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter, or other communication, written or oral, from the United States Environmental Protection Agency or other federal, state, local or foreign agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves management of Hazardous Substances in amounts in violation of Environmental Laws on or off any Real Properties; the imposition of any lien on any Real Properties, including but not limited to liens asserted by government entities in connection with any Company’s or Subsidiary’s response to the presence or Release of Hazardous Substances in amounts in violation of Environmental Laws; and any alleged violation of or responsibility under any Environmental Laws.

3.19 Sensitive Payments. Neither the Company nor any Subsidiary has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) made any payments to any person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) engaged in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar laws, rules or regulations.

3.20 Full Disclosure. No statement of fact made by the Company in this Agreement or any other Document, in any SEC Report (as amended), or in any information memorandum, business summary, agreement, certificate, schedule or other written statement furnished by the Company or any Subsidiary to the Subsidiary pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make any statements contained herein or therein not misleading. Except for matters of a general economic or political nature which do not affect the Company or any Subsidiary uniquely, there is no fact presently known to the Company which has not been disclosed to the Subsidiary, which has had or would reasonably be expected to have a Material Adverse Effect.

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3.21 Covenant regarding Use of Proceeds. The Company covenants to the Subscriber to use the proceeds from the sale of the Shares in accordance with and as outlined on Schedule 3.21 attached hereto.

IV.	[Intentionally Omitted.]

V.	CONDITIONS TO CLOSING OF THE SUBSCRIBER

5.1 The Subscriber’s obligation to purchase the Units at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of the Subscriber to the extent permitted by law:

(a) Representations and Warranties Correct. The representations and warranties made by the Company above shall be true and correct in all material respects as of the Closing Date.

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

(c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

(e) Compliance Certificate. The Company shall have delivered to the Subscribers a certificate of the Company, executed by the President of the Company, dated the Closing Date, and certificate, among other things, to the fulfillment of the conditions specified in this Agreement.

(g) Amendment to Articles of Incorporation. The Amendment to the Company’s Articles of Incorporation shall have been filed with the Nevada Secretary of State.

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(h) Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Subscribers.

VI.	ADDITIONAL SUBSCRIBER RIGHTS

6.1 Information; Should the Company cease to be a reporting company under the Securities Exchange Act of 1934, so long as a holder holds at least 100,000 Shares or, if lesser, all of the shares purchased by such holder, the Company shall deliver to such investor reviewed annual and quarterly financial statements.

6.2 Board Representation; The Board of Directors shall consist of up to 5 Directors. So long as Shares are outstanding, the holders of the Shares shall be entitled to elect one (1) Director. The Company shall reimburse board members for reasonable travel expenses incurred in connection with their services as a Director.

VII.	MISCELLANEOUS

7.1 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

7.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

7.3 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Units as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

7.4 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

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7.5 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

7.6 All of the representations and warranties contained in this Subscription Agreement shall survive execution and delivery of this Subscription Agreement and the undersigned’s investment in the Company.

7.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.8 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

7.9 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

7.10 The Company and Subscriber shall each bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the immediately preceeding sentence, the Company shall reimburse Subscriber for 50% of Subscriber’s legal fees and expenses incurred in connection herewith (up to a maximum of $10,000 payable by the Company) and Subscriber shall be entitled to withhold and deduct such amount payable by the Subscriber for the Shares purchased hereunder.

7.11 This Agreement shall be governed and construed in all respects in accordance with the laws of the State of California as applied to agreements made and performed in California by residents of the State of California.

(Signature Pages to Follow)

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SUBSCRIPTION AGREEMENT COUNTERPART SIGNATURE PAGE

[INDIVIDUAL]

If the prospective investor is an individual, please execute this Agreement below.

RONALD ELVIDGE

Name of individual (Please type or print)

Signature

HOW SHARES WILL BE HELD:
Individually	[X]
JTWROS	[ ]
TBTE	[ ]

		Amount of (check one)
		___ check enclosed or __ wire transfer:
Amount of Units
Subscribed for:	1,428,571	$ 1,500,000
	(50,000 minimum)	($52,500 minimum)

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ACCEPTANCE PAGE FOR SUBSCRIPTION AGREEMENT

Agreed to and accepted as of October 22, 2012.

XZERES CORP.

By:
Name:
Title:

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SCHEDULE 3.21 – USE OF PROCEEDS

Materials (Turbine inventory) - $875,000
Japan Expansion - $150,000
Larger Rotor (design, testing, tooling) - $175,000
Payables Catch-up - $250,000
General Working Capital - $450,000

**Each Category will be adjusted pro-rata if less than the entire Series A (for a total of $2mil gross proceeds) is subscribed**

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EXHIBIT A

WARRANT AGREEMENT AND FORM OF WARRANT

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EXHIBIT B

REGISTRATION RIGHTS

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